Exhibit 5.1

April 30, 2026

Moelis & Company

399 Park Avenue, 4th Floor

New York, New York 10022

Re:	Moelis & Company Registration Statement on Form S-8

Ladies and Gentlemen:

I am the General Counsel and Secretary of Moelis & Company, a Delaware corporation (the “Company”). This opinion is being provided in connection with the Registration Statement on Form S-8 of the Company (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, relating to the registration of up to 577,172 additional shares of Class A common stock, par value $0.01 per share, of the Company (the “Shares”) that may be issued under the Moelis & Company 2024 Omnibus Incentive Plan (the “Plan”). The Company filed with the Commission a Registration Statement on Form S-8 to register 15,000,000 shares under the Plan on June 18, 2024 (the “2024 Registration Statement”) and a post-effective amendment Registration Statement on Form S-8 to register 518,306 shares under the Plan on February 27, 2025, (the “2025 Registration Statement”, together with the 2024 Registration Statement, the “Existing Registration Statements”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In rendering the opinion set forth herein, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following: (i) the Registration Statement in the form to be filed with the Commission on the date hereof; (ii) the Existing Registration Statements (iii) the Plan; (iv) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (v) the Second Amended and Restated Bylaws of the Company, as amended to date and currently in effect; (vi) certain resolutions of the Board of Directors of the Company relating to the approval of the Plan and certain related matters; and (vii) certain voting results of the 2024 Annual Meeting of Stockholders of the Company relating to the approval of the Plan. I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

In rendering the opinion stated herein, I have also assumed that (i) the issuance of the Shares will be properly recorded in the books and records of the Company and (ii) each award agreement under which options, restricted stock, restricted stock units or other awards are granted pursuant to the Plan will be consistent with the Plan and will be duly authorized, executed and delivered by the parties thereto.

I do not express any opinion with respect to the law of any jurisdiction other than Delaware corporate law (including, to the extent applicable, the Delaware constitution and judicial decisions).

Based upon the foregoing and subject to the foregoing, I am of the opinion that the Shares have been duly authorized by the Company and, when the Shares are issued to the participants in accordance with the terms and conditions of the Plan and the applicable award agreement for consideration in an amount at least equal to the par value of such Shares, the Shares will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Osamu Watanabe
Osamu Watanabe
General Counsel and Secretary
Moelis & Company